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                                                                    Exhibit 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form F-4 of Smith & Nephew plc, Smith & Nephew Group plc and Smith & Nephew Trustee Limited of our report dated March 10, 2003 relating to the financial statements of Centerpulse Ltd., which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Registration Statement.

PricewaterhouseCoopers AG




/s/ R. Rausenberger           /s/ St. Haag



Winterthur, Switzerland
April 25, 2003